Media Contact:         David Rubinger 404.502.1240 / david.rubinger@statebt.com
Investor Relations Contact:    Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation Announces Chief Financial Officer
Retirement Plans and Names Successor

ATLANTA, GA, October 14, 2014 – Thomas L. Callicutt, Jr., Executive Vice President and Chief Financial Officer has informed the Board of Directors of State Bank Financial Corporation (NASDAQ: STBZ) of his intention to retire from his employment with the Company and State Bank and Trust Company (the Bank) effective September 30, 2015. In connection with an orderly transition of duties before his retirement, Mr. Callicutt will step down from his positions as Chief Financial Officer of the Company and the Bank effective as of January 1, 2015, after which Mr. Callicutt will remain employed with the Company and the Bank as a senior advisor to support the new CFO and transition the balance of his responsibilities over his remaining time until his planned retirement.

Joe Evans, Chairman and CEO of State Bank commented, “We were very fortunate to land Tom Callicutt as CFO of State Bank. He has been invaluable as the architect who built for us the financial infrastructure that would not only serve our immediate needs, but will take us well into the future.”

Effective January 1, 2015, the Company and the Bank will appoint Sheila E. Ray as Executive Vice President and Chief Financial Officer. Prior to joining State Bank, Ms. Ray most recently served as Senior Executive Vice President and Chief Financial Officer of Atlanta Bancorporation, Inc. and Bank of Atlanta, which were merged into the Company and the Bank, respectively, on October 1, 2014. Ms. Ray has more than 20 years of experience in banking in Georgia and is a Certified Public Accountant. Her experience includes employment with Wachovia Corporation, First National Bank of Gainesville, Tucker Federal Bank and RBC Centura Bank. Ms. Ray has also worked as an independent consultant, providing financial analysis and strategic planning to a variety of community banks.

Joe Evans further commented “I have been a big fan of Sheila Ray’s for many years, and have tried to recruit her more than once. An added benefit of our recent Bank of Atlanta merger was bringing Sheila into State Bank at just the right time. Sheila will be an outstanding CFO for us, particularly having the benefit of almost an entire year of mentorship from Tom Callicutt.”

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ) is the holding company for State Bank and Trust Company, one of Georgia’s best-capitalized banks, with approximately $2.6 billion in assets as of June 30, 2014. State Bank has locations in Metro Atlanta and Middle Georgia.

Cautionary Note Regarding Forward-Looking Statements
Some of the statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to risks, uncertainties and other factors, such as a downturn in the economy, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, as well as additional risks and uncertainties contained in the “Risk Factors” and the forward-looking statement disclosure contained in State Bank Financial Corporation’s Annual Report on Form 10-K for the most recently ended fiscal year, any of which could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. All forward-looking statements speak only as of the date of this press release. State Bank Financial Corporation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

To learn more about State Bank, visit www.statebt.com.